Exhibit 10.1

Signature Copy

SECURED PROMISSORY NOTE

Maker: Robert J. Mears	Principal: $187,500

Payee: RJ Mears, LLC	Date: January 14, 2005

FOR VALUE RECEIVED, the undersigned maker (the “Maker”), hereby promises to pay to the order of the above named payee (the “Payee”) the principal sum of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500), together with interest from the date hereof, at a rate per annum equal to the applicable federal rate in effect for loans of like maturity, which the parties acknowledge and agree is Three and 76/100 percent (3.76%) per year (the “Base Rate”). Interest on this note (as amended or restated, the “Note”) shall be paid in arrears in annual installments beginning on January 14, 2006 and continuing on each successive anniversary of the date of this Note. The entire principal balance of this Note shall be due and payable in a single installment on the earlier of (x) the ninth (9th) anniversary of the date hereof; (y) five (5) business days following written notice to the Maker of the occurrence of a Capital Event, as such term is defined in the Second Amended and Restated Limited Company Agreement of the Payee dated as of November 21, 2003 (as amended or restated from time to time, the “LLC Agreement”) or (z) five (5) business days following written notice to the Maker that (A) the Payee has ceased operations in the ordinary course of business, (B) the Payee has dissolved (excluding an administrative dissolution resulting solely from the failure of the Payee to file an annual report), (C) the Payee has commenced liquidation, or (D) a receiver, conservator or similar officer has been appointed with respect to any material portion of the assets of the Payee, the Payee has made an assignment for the benefit of creditors, or entered into a composition or other arrangement of similar import with its creditors or any proceeding under any bankruptcy or insolvency law, now or hereafter enacted, by or with respect to the Payee has been commenced, provided however that in the case of any involuntary proceeding, this Note shall only become due and payable sixty (60) days after the commencement of the involuntary proceeding and only if the Payee has not obtained a dismissal of such proceeding.

Notwithstanding the foregoing, in the event the Payee makes any cash distributions to the Maker with respect to the Series D Preference Membership Interests (the “Series D Interests”) owned by the Maker, other than Tax Distributions (which are expressly excluded from the prepayment obligations set forth herein), the Maker shall pay to the Payee, as a mandatory prepayment of accrued interest and principal hereunder, the full amount of such distributions within 5 business days of receipt thereof. For the purposes hereof, the term “Tax Distribution” means any distribution of cash to holders of Series D Interests which constitutes a tax distribution pursuant to the terms of the LLC Agreement, or is otherwise specifically designated as a tax distribution by the Payee.

From and after any Event of Default (as defined below), interest shall accrue on the unpaid balance of this Note at a rate per annum equal to the Base Rate, plus five percent (5%), until all amounts due hereunder have been fully paid.

If an Event of Default shall occur, the entire unpaid principal amount of this Note, all of the unpaid interest accrued thereon and all other sums owing hereunder may become or be declared due and payable by the Payee at its option. Each of the following shall constitute an “Event of Default” hereunder:

1.        Failure of the Maker to pay within fifteen (15) days after it first becomes due any sum owing to the Payee hereunder, whether principal, interest or otherwise.

2.        Breach by the Maker of any other material obligation wider the Note, the Loan Agreement or the Pledge (as such terms are defined below).

3.        The passage of hundred twenty (120) days following the death of the Maker.

4.        The insolvency of the Maker, or the appointment of a receiver, conservator or similar officer of any of the property of; the making of an assignment for the benefit of creditors or composition with creditors or other arrangement of similar import by; the commencement of any proceeding under any bankruptcy or insolvency law, now or hereafter enacted, by or with respect to the Maker. Notwithstanding the foregoing, in the case of an involuntary proceeding, the Event of Default shall be deemed to occur on the sixtieth (60th) day after commencement of the involuntary proceeding if the Payee has not obtained a dismissal of such proceeding.

5.        A termination of the Maker's employment by the Payee for “Cause”, as such term is defined in a certain Employment Agreement between the parties dated as of June 9, 2004, as it may be amended or restated (the “Employment Agreement”), or in any successor employment or independent contractor agreement between the parties, provided that such determination shall be subject to the arbitration provisions of the Employment Agreement or any applicable arbitration provisions of any such successor agreement, as the case may be.

6.        A breach of the material obligations of the Maker under a certain Noncompetition, Nondisclosure and Developments Agreement between the parties dated as of June 9, 2004, as it may be amended or restated (the “Nondisclosure Agreement”), or any successor agreement dealing with the subject matter thereof, provided that such determination shall be subject to the arbitration provisions of the Employment Agreement or any applicable arbitration provisions of any successor agreement, as the case may be.

The obligations of the Maker under this Note may be prepaid, in whole or in part, without premium or penalty. Notwithstanding any other provision of this Note, in no event shall the rate of interest due and payable hereunder exceed the maximum rate of interest permitted by applicable law. Any interest actually paid in excess of the maximum permissible interest rate shall be deemed to be a payment of principal.

The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assent to the extensions of the time of payment or forbearance or other indulgence without notice.

No delay or omission by the Payee in exercising or enforcing any of the Payee's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver hereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder nor as a continuing waiver.

The Maker will pay to the Payee on demand all costs and expenses incurred in collection of the amounts owed hereunder, including reasonable attorneys' fees.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT HE MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE LOAN AGREEMENT OR ANY RELATED DOCUMENT OR INSTRUMENT. AS A MATERIAL INDUCEMENT FOR THE PAYEE TO MAKE THE LOAN EVIDENCED BY THIS NOTE, THE MAKER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS AND TO SERVICE OF PROCESS UPON THE MAKER BY REGISTERED OR CERTIFIED MAIL OR AS OTHERWISE PERMITTED BY APPLICABLE LAW.

This Note shall be binding upon the Maker and upon his successors and assigns and shall inure to the benefit of the Payee and its successors, endorsees, and assigns. This Note is subject to the terms of a Loan Agreement of even date herewith between the Maker and the Payee (the “Loan Agreement”). The obligations of the Maker under this Note and the Loan Agreement are secured by a pledge and security interest relating to certain Series D Preferred membership interests of the Payee purchased by the Maker With the proceeds of the loan evidenced hereby, all pursuant to the terms of a Pledge and Security Agreement of even date herewith between the Maker and the Payee (the “Pledge”).

This Note is delivered to the Payee in Massachusetts and shall be governed by the internal laws of The Commonwealth of Massachusetts, without regard to its conflicts of law principles.

By:	/s/ Robert J. Mears
Robert J. Mears

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